EXHIBIT 21

                           Subsidiaries of Registrant

NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------

First Medical Corporation                          Delaware

Midwest Managed Care Inc.                          Illinois

FMC Healthcare Services, Inc.                      Delaware

First Medical Corporation - Texas Division         Texas

SPI Managed Care of Hillsborough, Inc.             Florida

SPI Managed Care of Broward, Inc.                  Florida

SPI Managed Care, Inc.                             Florida

Broward Managed Care, Inc.                         Florida

HOC of Miami, Inc.                                 Florida

Dominion Healthnet, Inc.                           Florida

NICO Inc.                                          Delaware

HallMark Electrical Supplies Corp.                 New York

Universal Export Supply Corp.                      New York

American Medical Centers Managed Co., Ltd.         British Virgin Island